Exhibit 5.1



W. Darrell Armer
E-Mail: darmer@lrmlaw.com


                                February 2, 2006


VIA OVERNIGHT DELIVERY
Sharps Compliance Corp.
9350 Kirby Drive, Suite 300
Houston, Texas 77054

         Re:      Registration Statement on Form S-8

Gentlemen:

         We have acted as counsel to Sharps Compliance Corp., a Delaware corporation (the "Corporation"), in connection with the preparation of the Registration Statement on Form S-8 (the "Registration Statement") to be filed with the Securities and Exchange Commission on or about February 2, 2006, relating to the registration of an additional 500,000 shares of common stock, par value $0.01 (the "Common Stock"), of the Corporation that may be issued pursuant to the 1993 Stock Plan, as amended (the "Plan").

         In connection with this opinion, we have relied as to matters of fact, without investigation, upon certificates of public officials and others and upon affidavits, certificates and statements of directors, officers and employees of, and the accountants for, the Corporation. We have examined and relied upon the original, or copies identified to our satisfaction, of the following: (i) Articles of Incorporation and the Bylaws of the Corporation, as amended; (ii) minutes and records of the corporate proceedings of the Corporation relating to the Plan; (iii) the Registration Statement and exhibits thereto; and (iv) such other documents and instruments as we have deemed necessary for the expression of the opinions herein contained. In making the foregoing examinations, we have assumed the genuineness of all signatures, the due authority of the parties signing such documents, the authenticity of all documents submitted to us as originals, and the conformity to original documents of all documents submitted to us as certified or photostatic copies.

         Based upon and subject to the foregoing, we advise you that, in our opinion, the shares of Common Stock covered by the Registration Statement, when issued in accordance with the terms of the Plan, will be validly issued, fully paid and nonassessable.




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Sharps Compliance Corp.
February 2, 2006
Page 2

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Securities and Exchange Commission.

                                Very truly yours,

                                Looper Reed & McGraw, a professional corporation

                                By: /s/ W. Darrell Armer
                                   ---------------------------------------------
                                   W. Darrell Armer, for the Firm